Exhibit 4.8 Form of King Debenture

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                                                                                     CONVERTIBLE DEBENTURE DUE                                                                              2002

This Debenture is one of a numbered series of sixteen Debentures to be issued jointly to Dan W. King and Diane L. King, which Debentures are identical except as to the principal amount and date of maturity thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures have equal rights and privileges, except as otherwise stated herein, and are referred to herein collectively as the “Debentures.”

No. 100                                                                                                                                                                                              $8,035.00

FOR VALUE RECEIVED, ENTRUST FINANCIAL SERVICES, INC., a Colorado corporation (the “Company”), hereby promises to pay Eight Thousand Thirty-five Dollars ($8,035.00) to Dan W. King and Diane L. King, JTWROS, or registered assigns (the “Holder”) on __________, 2002, (the “Maturity Date”), the principal amount, on the Maturity Date, subject to such terms and conditions as are specified herein.

Article 1. Interest; Conversion Date; Closing Date

        The Company shall pay no interest on the principal amount of this Debenture (the “Debenture”).

        “Conversion Price” shall mean the equivalent of ninety (90) percent of the average asked price of the common stock for a period of twenty (20) days prior to the date of conversion, subject to adjustments as set forth in Article 4 herein.

        The closing on the Debentures shall be deemed to have occurred on April _____, 2002 (the “Closing Date”).

Article 2. Method of Payment

        This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying on this Debenture in United States dollars or in common stock upon conversion pursuant to Article 1 hereof.

Article 3. Conversion

        Section 3.1. Conversion Privilege

        (a) The Holder of this Debenture shall have the right, at his option, to convert this Debenture into shares of common stock, $.0000001 value, of the Company (“Common Stock”) at any time following the Closing Date and up to five business days prior to the Maturity Date, except as set forth in Section 3.1(c) below. The number of shares of Common Stock issuable at the Conversion Price upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

        (b) Not less than the total principal amount of this Debenture shall be converted into Common Stock. This Debenture may not be converted by the Holder, whether in whole or in part, except in accordance with this Article 3.

        (c) At any time before fifth business day prior to the Maturity Date hereof, the Company, in its sole discretion, may force conversion of this Debenture at the Conversion Price; provided, however, that the underlying common shares are subject to an effective registration statement. Upon notice of forced conversion by the Company, the Holder shall immediately sell the common shares to be derived from the conversion of the Debenture to a third party designated by the Company for an aggregate price equal to the face value of the Debenture. The Holder shall provide the original Debenture to the Company in exchange for payment of the face value of the Debenture. The Holder, after such payment, shall execute the applicable stock certificate as directed by the Company. All conversions will be in the manner set forth in Section 3.2.

        Section 3.2. Conversion Procedure.

        (a) Debentures. Upon receipt by the Company of a facsimile or original of Holder’s signed Notice of Conversion followed by receipt of the original Debenture to be converted in whole in the manner set forth in 3.2(b) below or upon the Company’s written notice to the Holder of a forced conversion, the Company shall instruct its transfer agent to issue one or more certificates representing that number of shares of Common Stock into which the Debenture is convertible in accordance with the provisions regarding conversion set forth in this Debenture and evidenced by Exhibit A hereto.

        (b) Conversion Procedures. Conversion shall be effectuated by surrendering to the Company at its address for notice pursuant to Article 8 hereof, this Debenture to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Holder’s intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective (“Conversion Date”) shall be deemed to be the date on which the Holder has delivered to the Company at its principal address a facsimile or original of the signed Notice of Conversion or the date upon which the Company has given a written notice of forced conversion. The original Debenture(s) to be converted shall be delivered to the Company at such address within 3 business days thereafter.

        (c) Common Stock to be Issued. Upon the conversion of this Debenture, the Company shall instruct the Company’s transfer agent to issue Stock Certificates without restrictive legend, if applicable, in the name of Holder or in the name of the owner upon forced conversion and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The certificates shall be delivered to the address specified in the Conversion Notice or, if no such address is specified, to the last known address of the Holder. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent. In the case of forced conversion, the Holder hereby appoints the Company as his attorney-in-fact to receive payment for the converted shares for Holder’s benefit, to remit the funds for the converted shares to Holder, and to transfer the converted shares to the appropriate third party designated by the Holder.

        (d) (i) Costs. It shall be the Company’s responsibility to bear all costs to issue the certificates for the Common Stock issuable upon conversion of the Debenture as provided herein. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the Conversion Date.

        Section 3.3. Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

        Section 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

        Section 3.5. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

        Section 3.6. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended, (the “Act”) and is being issued under Section 4(2) of the Act. The Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act. The Company plans to file a registration statement to register the underlying Common Stock.

        Section 3.7. Mergers, Etc. If the Company merges or consolidates with another corporation and is not the surviving entity after the effective date of such transaction, the holder of this Debenture shall be entitled to either (a) receive, upon surrender of this Debenture to the surviving entity, such securities, cash or property of the surviving entity which it would have been entitled to receive if this Debenture has been converted into shares of Common Stock, in accordance with the provisions of this Article 3, immediately prior to the effective date of such transaction or (b) to retain this Debenture and the rights and privileges attendant thereto, including the right to convert the then outstanding principal amount hereof into such securities, cash or property of the surviving entity on the same terms and conditions and for the same consideration received by the holders of the Common Stock on the effective date of any such transaction.

Article 4. Mergers and Adjustments

        Section 4.1 Mergers. The Company shall not consolidate or merge into any person, unless such person assume in writing the obligations of the Company under this Debenture pursuant to Section 3.7. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

        Section 4.2 Adjustments. The number of shares of Common Stock purchasable upon the conversion of this Debenture shall be subject to adjustments as follows:

        (a) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification, reorganization or recapitalization of its Common Stock any shares of Common Stock or other securities of the Company, the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior thereto shall be adjusted so that the Holder of this Debenture shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the Holder would have received had this Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

        (b) No adjustment in the number of shares of Common Stock issuable upon conversion of this Debenture will be made for the issuance of shares of capital stock out of authorized shares of capital stock or to directors, employees or independent contractors pursuant to the Company’s or any of its subsidiaries’ stock options, for the purpose of the Company’s Common Stock issued, issuable or to be issued for services rendered by others to the Company, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

Article 5. Reports

        The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6. Defaults and Remedies

        Section 6.1. Events of Default. An “Event of Default” occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of 5 business days thereafter, (c) the Company fails to comply with any of its other material agreements in this Debenture and such failure continues for the period and after the notice specified below, or (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within fifteen (15) business days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a “Notice of Default”.

        Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company may declare the remaining principal amount of this Debenture to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately.

Article 7. Registered Debentures

        Section 7.1. Denominations. The Debentures shall be issued at face value as shown on the Debenture.

        Section 7.2. Record Ownership. The Company shall maintain a register of the holders of the Debentures (the “Register”) showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

        Section 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Subject to Section 3.6 above, transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

        Section 7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8. Notices

Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company, at ENTRUST FINANICIAL SERVICES, INC., Attn: James Saunders, Chairman, 6795 E. Tennessee Ave. 5th Floor, Denver, CO 80224, (p) (303)-322-6999, (f) 303-320-4303. The time when such notice is sent shall be the time of the giving of the notice.

Article 9. Time

        Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A “business day” shall mean a day on which the banks in Colorado are not required or allowed to be closed.

Article 10. Waivers

        The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal or conversion into Common Stock.

Article 11. Rules of Construction

        In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12. Governing Law

        The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Colorado applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Colorado.

        IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

ENTRUST FINANCIAL SERVICES, INC.

By _______________________________________
      Authorized Officer

Exhibit A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debentures.)

        The undersigned hereby irrevocably elects, as of ______________, 20_ to convert this Debenture into Shares of Common Stock (the “Shares”) of ENTRUST FINANICIAL SERVICES, INC. (the “Company”) according to the conditions set forth in the Subscription Agreement dated _________________, 2002.

Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature ___________________________________________________

[Name]

Address _____________________________________________________

____________________________________________________________

Phone______________________ Fax___________________________

Assignment of Debenture

The undersigned hereby sell(s) and assign(s) and transfer(s) unto

_______________________________________________________________________________
(name, address and SSN or EIN of assignee)

____________________________ Dollars ($_____________________) principal amount of this Debenture.

Date: _____________________      Signed: __________________________________________

(Signature must conform in all respects to name of Holder shown on face of Debenture.)

Signature Guaranteed: